UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2016

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Real Estate Credit Agreement

On June 21, 2016, UTSI Finance, Inc. (“UTSI Finance”), a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”), entered into a Loan and Financing Agreement with Flagstar Bank, F.S.B (“Flagstar”), along with ten accompanying promissory notes and commercial mortgages (collectively, the “Real Estate Credit Agreement”). Under the Real Estate Credit Agreement, UTSI Finance borrowed approximately $32.8 million to refinance a portion of the Company’s existing indebtedness with Flagstar pursuant to its $40 million unsecured term loan. The promissory notes bear interest at a rate of LIBOR plus 2.25%, and will be repaid in consecutive monthly installment payments, plus interest, beginning July 1, 2016. The promissory notes are due on or before June 30, 2026.

As security for all indebtedness pursuant to the Real Estate Credit Agreement, Flagstar was granted first mortgages and assignment of leases on specific parcels of real estate and improvements included in the collateral pool, as defined in the agreement. Except for obligations subject to interest rate swap agreements with Flagstar, as defined in the Real Estate Credit Agreement, UTSI Finance may prepay all or a portion of the loans, plus applicable breakage charges and fees.

The Real Estate Credit Agreement also contains customary affirmative and negative covenants and events of default, and requires UTSI Finance to maintain a debt service coverage ratio of not less than 1.02:1, as defined in the Real Estate Credit Agreement.

As of June 21, 2016, the remaining balance on the existing $40 million unsecured term loan was approximately $3.6 million, and such is amount due on or before July 15, 2016.

The foregoing description is qualified in its entirety to the Loan and Financing Agreement dated as of June 21, 2016 between UTSI Finance and Flagstar, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference into this report. Filed herewith as Exhibits 10.2, 10.3, and 10.4, respectively, and incorporated by reference into this report are (i) a copy of Promissory Note No. 1 dated as of June 21, 2016 by UTSI Finance in favor of Flagstar, (ii) a copy of the Commercial Mortgage dated as of June 21, 2016 between UTSI Finance and Flagstar related to Promissory Note No. 1, and (iii) a Schedule of Agreements Substantially Identical in All Material Respects to Promissory Note No. 1 and Commercial Mortgage, pursuant to Instruction 2 to Item 601 of Regulation S-K.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Financing Agreement dated as of June 21, 2016 between UTSI Finance and Flagstar.

10.2	Promissory Note No. 1 dated as of June 21, 2016 by UTSI Finance in favor of Flagstar.

10.3	Commercial Mortgage dated as of June 21, 2016 between UTSI Finance and Flagstar.

10.4	Schedule of Agreements Substantially Identical in All Material Respects to the Agreements Filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, pursuant to Instruction 2 to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: June 27, 2016	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Loan and Financing Agreement dated as of June 21, 2016 between UTSI Finance and Flagstar.

10.2	Promissory Note No. 1 dated as of June 21, 2016 by UTSI Finance in favor of Flagstar.

10.3	Commercial Mortgage dated as of June 21, 2016 between UTSI Finance and Flagstar.

10.4	Schedule of Agreements Substantially Identical in All Material Respects to the Agreements Filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K, pursuant to Instruction 2 to Item 601 of Regulation S-K.